UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant
Filed by a party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Worthington Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WORTHINGTON INDUSTRIES, INC.
SUPPLEMENTAL PROXY MATERIALS
AUGUST 19, 2010

Due to an administrative error, the Proxy Statement for our 2010 Annual Meeting of Shareholders misstated the number of our common shares outstanding on the August 10, 2010 record date and entitled to vote at the Annual Meeting.  The correct number of common shares is 76,418,847 (and not 79,244,171 common shares, as shown on pages 1, 3, and 5 of the Proxy Statement).  Also, the percentages of our common shares held by certain shareholders as of the August 10, 2010 record date (as shown on pages 3 and 5) were stated incorrectly.  The correct percentages are  (a) on page 3:  John P. McConnell – 23.3%; Southeastern Asset Management, Inc. – 8.8%; and BlackRock, Inc. – 6.6%; and (b) on page 5:  John P. McConnell – 23.3%; and All Current Directors and Executive Officers as a Group (20 people) – 25.3%.

DEFINITIVE ADDITIONAL MATERIAL
RELATED TO PROXY STATEMENT
FILED WITH SEC ON AUGUST 18, 2010

I.           Worthington Industries, Inc. (“Worthington Industries”) hereby amends its Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2010 (“Definitive Proxy Statement”) to amend the number of issued and outstanding common shares on the Record Date entitled to vote at the Annual Meeting as follows:

Voting at the Annual Meeting

Only shareholders of record at the close of business on August 10, 2010 (the “Record Date”) are entitled to receive notice of, and to vote at, the Annual Meeting.  The Company is first sending or giving this Proxy Statement and the accompanying proxy card to those shareholders on or about August 19, 2010.  The total number of issued and outstanding common shares on the Record Date entitled to vote at the Annual Meeting was 76,418,847.  Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held.  Shareholders do not have cumulative voting rights in the election of directors.

II           Worthington Industries hereby amends its Definitive Proxy Statement to amend the percentage ownership of Worthington Industries’ common shares in the Security Ownership of Certain Beneficial Owners and Management table (as shown on page 3 of the Definitive Proxy Statement) as follows:

Security Ownership of Certain Beneficial Owners and Management
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Common Shares (1)
John P. McConnell 200 Old Wilson Bridge Road Columbus, OH 43085	18,047,279	(2)	23.3%
Southeastern Asset Management, Inc. Longleaf Partners Small-Cap Fund O. Mason Hawkins 6410 Poplar Ave., Suite 900 Memphis, TN 38119	6,708,400	(3)	8.8%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,023,488	(4)	6.6%
________________________
(1)
The “Percent of Outstanding Common Shares” is based on the sum of 76,418,847 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).

III.           Worthington Industries hereby amends its Definitive Proxy Statement to amend the percentage ownership of Worthington Industries’ common shares in the Security Ownership of Certain Beneficial Owners and Management table on page 5 of the Definitive Proxy Statement as follows:

	Amount and Nature of Beneficial Ownership (1)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options	Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Accounts in the Company’s Deferred Compensation Plans (3)
Kerrii B. Anderson	5,436(4)	*	--
John B. Blystone	73,655(5)(6)	*	--
Michael J. Endres	117,650(5)(7)	*	39,305
Harry A. Goussetis (8)	149,292(9)	*	9,584
Peter Karmanos, Jr.	105,550(5)(10)	*	49,021
John R. Kasich	55,550(5)(11)	*	14,287
John P. McConnell (8)	18,047,279(12)	23.3%	--
Carl A. Nelson, Jr.	53,550(5)(13)	*	--
Sidney A. Ribeau	55,550(5)(14)	*	12,311
B. Andrew Rose (8)	89,053(15)	*	--
Mark A. Russell (8)	112,491(16)	*	75,954
Mary Schiavo	59,561(5)(17)	*	845
George P. Stoe (8)	229,978(18)	*	59,128
All Current Directors and Executive Officers as a Group (20 people)	19,903,018(19)	25.3%	263,842
 ________________________
*  Denotes ownership of  less than 1% of the outstanding common shares.

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.

(2)
The “Percent of Outstanding Common Shares” is based on the sum of (a) 76,416,847 common shares outstanding on the Record Date and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.